EXHIBIT 99.1
Press Release
Aspen Appoints Albert Beer to Board of Directors
Hamilton, Bermuda — November 4, 2010 — Aspen Insurance Holdings Limited (“Aspen”) (NYSE: AHL) today announced that the Company’s Board of Directors (“the Board”) has appointed Mr. Albert J. Beer to the Board in a non-executive capacity with effect from February 1, 2011. Mr. Beer has also been appointed to the Risk Committee and the Audit Committee, where he will serve as an additional financial expert.
Mr. Glyn Jones, Chairman of the Board commented: “I am delighted that Al has agreed to join Aspen’s board of directors. Al is a seasoned industry executive with an impressive track record built up over many years. In addition, as Chair of the Actuarial Standards Board and a board member of the Casualty Actuary Society, Al brings extensive technical knowledge to an important area of focus for our Audit and Risk Committees. I am sure that Al will add greatly to Aspen’s board discussions and we look forward to working with him.”
Mr. Beer is a former Executive Vice President of American Re-Insurance Corporation (Munich Re America). During his time at American Re, Mr. Beer also served as President, Strategic Business Units of American Re-Insurance Company, Chairman, President and CEO of American Alternative Insurance Company and Chairman, President and CEO of Princeton Excess and Surplus Lines Insurance Company. Mr. Beer is the current Chair of the Actuarial Standards Board and the Michael J. Kevany/XL Professor of Insurance and Actuarial Science at St. John’s University, New York.
About Aspen Insurance Holdings Limited
Aspen provides reinsurance and insurance coverage to clients in various domestic and global markets through wholly-owned subsidiaries and offices in Bermuda, France, Germany, Ireland, Singapore, Switzerland, the United States and the United Kingdom. For the twelve months ended December 31, 2009, Aspen reported gross written premiums of $2,067.1 million, net income of $473.9 million and total assets of $8.3 billion. Its operating subsidiaries have been assigned a rating of “A” (“Strong”) by Standard & Poor’s, an “A” (“Excellent”) by A.M. Best and an “A2” (“Good”) by Moody’s Investors Service. For more information about Aspen, please visit www.aspen.bm.
Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995:
This press release contains written, and Aspen’s officers may make related oral, “forward-looking statements” within the meaning of the U.S. federal securities laws regarding its appointment of personnel, establishment of new offices and its ability to execute its business lines and grow certain lines. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” “estimate,” “may,” “continue,” and similar expressions of a future or forward-looking nature.
All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside Aspen’s control that could cause actual results to differ materially from such statements, including changes in market conditions and their impact on our business. For a detailed description of uncertainties and other factors that could impact the forward-looking statements in this release, please see the “Risk Factors” section in Aspen’s Annual Report on

Form 10-K for the year ended December 31, 2009, filed with the U.S. Securities and Exchange Commission on February 26, 2010.
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Investor Contact:
Aspen Insurance Holdings Limited
Noah Fields, Head of Investor Relations	T: +1 441-297-9382

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